Exhibit 99.1:

Coffee Industry Veteran Brent Toevs Joins Jammin Java Corp. as CEO

LOS ANGELES, Aug. 10, 2011 /PRNewswire/ -- Jammin Java Corp. (OTC Bulletin Board: JAMN.OB - News) has announced today that Brent Toevs has joined the company as CEO and will also join its Board of Directors. Toevs brings more than 25 years of executive management experience in the coffee industry. Tran, Jammin Java's former CEO, will transition into a new role as President and COO.

"We have observed Brent's work as CEO of his former company -- National Coffee Services & Vending (NVS&V) -- and were very impressed," states Rohan Marley, Chairman of Jammin Java Corp.  "Brent's deep industry knowledge and reputation in the coffee business will allow him to work together with us to take Jammin Java to the next level.  Our shareholder's future has never been brighter."

Toevs has served in executive positions throughout his career at some of the Industry's top coffee companies.  Prior to founding National Coffee Services & Vending, Toevs was the Vice President of Sales for US Fresh Coffee and Vending and was responsible for developing their Office Coffee Service business, which ultimately generated revenues of approximately $50 million a year.  Toevs also served as President of Take A Break/ Arbuckle Coffee Company, where he started as a sales associate.  At Take A Break, Toevs helped the company sign on as one of the original Keurig Authorized Distributors, and rolled out the Keurig single serve system at US Refresh. His focus on Single Serve formats continued at NCS&V, signing a deal to bring Timothy's KCups to the United States market. NCS&V has also been a pioneer of single serve pods and equipment, which is a fast growing segment in the coffee industry.

"I am extremely excited to be joining Rohan, his iconic family and most importantly his team to share in their philosophy of ethical and sustainable coffee distribution," says Toevs.  "I've been following this company for the past year and these guys have been the talk of the coffee industry, ever since they had their first booth at Expo West in 2010.  I've never seen so much excitement and passion for a brand new company before in my life.  At the NAMA show, people were lining up for an hour just to get an opportunity to talk to Rohan and or his sister Karen Marley.  With the expanded license the company just signed with Marley Coffee, wherein Jammin Java Corp has taken over Marley Coffee's distribution to create more efficiencies and help reduce any confusion in the marketplace, I believe I'm coming in at a pivotal time.  This company has financing, it has a great backbone and it is poised to significantly scale its business operations and bring its unique brand of sustainable coffee to the broader commercial market in retail, hospitality, big box and office coffee service."

About Jammin Java Corp.

Jammin Java Corp. is a US-based company providing premium roasted coffee on a wholesale level to the grocery, service, hospitality, office coffee service and big box store industry. Jammin Java is a fully reporting company quoted on the OTCBB under the symbol JAMN.  For more information, please visit the company's website at www.jamminjavacorp.com or to purchase the coffee go to www.MarleyCoffee.com.

Forward-Looking Statement

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Acts") .  In particular, the words "believe," "may," "could," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend," and similar conditional words and expressions are intended to identify forward-looking statements and are subject to the safe harbor created by these Acts.  Any statements made in this news release about an action, event or development, are forward-looking statements.  Such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company.  These risks and others are included from time to time in documents we file with the Securities and Exchange Commission ("SEC"), including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks.  Other unknown or unpredictable factors also could have material adverse effects on our future results.  Accordingly, you should not place undue reliance on these forward-looking statements.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected.  The forward-looking statements in this press release are made as of the date hereof.  The Company takes no obligation to update or correct its own forward-looking statements, except as required by law or those prepared by third parties that are not paid by the Company.  The Company's SEC filings are available at http://www.sec.gov.

Investor Relations Contact:

Stuart T. Smith
512-267-2430
info@smallcapvoice.com

Corporate Contact:

Jammin Java Corp.

info@jamminjavacorp.com

8200 Wilshire Blvd. Suite 200
Beverly Hills, CA 90211
323-556-0746